As filed with the Securities and Exchange Commission on February 15, 2001

                        Registration No. _____________


               United States Securities and Exchange Commission
                            Washington, D.C. 20549


                                   Form S-8


           Registration Statement under the Securities Act of 1933


                      Computerized Thermal Imaging, Inc.
              --------------------------------------------------
              (Exact name of issuer as specified in its charter)




      Nevada                         3815                    87-0458721
------------------------    ------------------------  ------------------------
  (State or Other              (Primary Standard          (I.R.S. Employer
  Jurisdiction of                 Industries           Identification Number)
  Incorporation or              Classification
  Organization)                   Code Number)



                    476 Heritage Park Boulevard, Suite 210
                              Layton, Utah 84041
               Voice: (801) 776-4700       Fax: (801) 776-6440
         ------------------------------------------------------------
         (Address of principal executive offices, including zip code)


                 1997 Stock Option and Restricted Stock Plan
                 -------------------------------------------
                           (Full title of the plan)

                              Kevin Packard, CFO
                    476 Heritage Park Boulevard, Suite 210
                              Layton, Utah 84041
             Voice: (801) 776-4700           Fax: (801) 776-6440
          ----------------------------------------------------------
          (Name, Address and Telephone Number of Agent for Service)


                               With a copy to:

Robert F. Hoyt, Esq. and Roger J. Patterson, Esq., Wilmer, Cutler & Pickering
         2445 M Street, N.W., Washington, D.C.  20037, (202) 663-6000

                       CALCULATION OF REGISTRATION FEE

                                   Proposed       Proposed
Title of                           maximum        maximum
securities         Amount          offering       aggregate      Amount of
to be              to be           price          offering       registration
registered         registered      per share (1)  price (1)      fee
______________________________________________________________________________

Common stock,      4,750,000       $2.65          $12,587,500    $3,146.88
par value $.001    shares
per share
______________________________________________________________________________

(1) Estimated pursuant to Rule 457(h) of the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee and based on the average of the high and low bid on our common stock on February 12, 2001.

                                    PART I

                               EXPLANATORY NOTE

      Computerized Thermal Imaging, Inc. ("Company") is filing this registration statement on Form S-8 to register an additional 4,750,000 shares of the Company's common stock, par value $.001 per share, issuable pursuant to the Company's 1997 Stock Option and Restricted Stock Plan ("Plan"). The number of shares issuable under the Plan has increased as provided by its terms, as amended. In accordance with General Instruction E to Form S-8, the Company hereby incorporates herein by reference the Registration Statement on Form S-8 relating to the Plan that was previously filed with the Securities and Exchange Commission on May 16, 2000 (SEC File No. 333-37120), together with all exhibits filed therewith or incorporated therein by reference.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

     The following exhibits are filed as part of this registration statement:

Exhibit No.     Description of Exhibit
------------    ------------------------
5               Opinion of Wilmer, Cutler & Pickering
23.1            Consent of HJ & Associates, LLC
23.2            Consent of Wilmer, Cutler & Pickering (included in Exhibit 5)


SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Layton, Utah on February 15, 2001

                                    COMPUTERIZED THERMAL IMAGING, INC.



                                    /s/Kevin L. Packard
                                    -------------------------------------
                                    Kevin L. Packard, CFO, Secretary &
                                    Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


/s/Richard V. Secord                                       February 15, 2001
---------------------------------
RICHARD V. SECORD
CEO & Chairman of the Board


/s/David A. Packer                                         February 15, 2001
---------------------------------
DAVID A. PACKER
Director, President, & Chief Operating Officer


/s/Brent M. Pratley                                        February 15, 2001
---------------------------------
BRENT M. PRATLEY, M.D.
Director


/s/Milton R. Geilmann                                      February 15, 2001
---------------------------------
MILTON R. GEILMANN
Director


/s/Harry C. Aderholt                                       February 15, 2001
---------------------------------
HARRY C. ADERHOLT
Director


/s/Paul W. Roberts                                         February 15, 2001
---------------------------------
Paul W. Roberts
Director


/s/Kevin L. Packard                                        February 15, 2001
---------------------------------
KEVIN L. PACKARD
Chief Financial Officer, Secretary & Treasurer